Exhibit 99

           The Middleton Doll Company Reports Second Quarter Results

    HARTLAND, Wis.--(BUSINESS WIRE)--Aug. 4, 2006--The Middleton Doll Company (OTCBB:DOLL) today reported results for the second quarter and six months ended June 30, 2006.

    Second Quarter Highlights

    -- The consolidated net loss for the second quarter of 2006 was $330,658 or $0.09 per diluted share, compared to a net loss of $1,167,281 or $0.31 per diluted share for the second quarter of 2005.

    -- The consumer products segment reported a net loss of $666,269 for the second quarter of 2006.

    -- The financial services segment reported net income of $335,611 in the second quarter of 2006.

    First Half Highlights

    -- For the first half of 2006, the consolidated net loss was $1,462,241 or $0.39 per diluted share, compared to a net loss of $1,520,236 or $0.41 per diluted share for the first half of 2005.

    -- The consumer products segment reported a net loss of $1,670,192 for the first half of 2006.

    -- The financial services segment reported net income of $207,951 for the first half of 2006.

    "Sales in the consumer products segment continue to be affected by the decline in demand for collectible dolls. In this challenging industry environment, we remain focused on reducing operating expenses, controlling inventory levels and developing new products and marketing strategies that reflect the changing market for our products," said Salvatore L. Bando, president and chief executive officer of The Middleton Doll Company.
    "Later this month, we will launch a new and comprehensive collection of play dolls. The new 13-doll family of PlayBabies provides a playmate for each stage of a young girl's early development, from newborn through age four. The series begins with three models for newborns, with additional models for the six month, one year, 18 month, two, three and four-year age groups. Each doll is uniquely designed to recognize the physical and personality changes that take place as a girl grows up," said Ken Werner, president of consumer products for The Middleton Doll Company.
    "This creative new line of PlayBabies was developed over the past year by the Lee Middleton Original Dolls team. We believe the new line fills a void in the market for truly lifelike, affordable playmates that can "grow up" with today's young girls. The new line has received positive reviews in previews with major clients and we are encouraged by the early response to this concept," said Werner.
    Werner said the new PlayBabies line is a key component of the company's "crib to collector" strategy. "The PlayBabies line is designed for the various stages in a young girl's life, up to age five. Our Newborn Nursery(R) dolls appeal to young girls from five through the pre-teen years. After that, our well-established Artist Studio Collection(TM) of exceptional artist-designed collectible dolls provides opportunities for women of all ages to enjoy dolls for the rest of their lives," he said.
    Werner noted that extensions of the PlayBabies line, such as clothing and accessories, are planned for 2007.
    In the company's financial services segment, interest on loans and rental income continued to decline as part of the continued efforts to sell-off assets. "We sold two buildings in the second quarter. In August 2006, we sold two additional properties and paid-off our existing bank debt," added Bando.

    The Middleton Doll Company currently operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services segment is comprised primarily of the lending and real estate leasing business of its former subsidiary, Bando McGlocklin Small Business Lending Corporation, now owned by Lee Middleton Original Dolls.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include: the inability of InvestorsBank to fulfill its obligations under the asset purchase agreement; the default in payment of loans anticipated to mature and be paid prior to June 30, 2006; the inability of debtors to refinance loans expected to be refinanced prior to June 30, 2006; the proceeds to be generated upon the sale of leased real properties, which depends upon a variety of factors, such as competition, real estate conditions, interest rates and availability of tenants.


               The Middleton Doll Company news releases are available on-line 24 hours a day at:
                  http://www.middletondollcompany.com



                      The Middleton Doll Company
                             (OTCBB:DOLL)
                              (Unaudited)

                       Three months ended        Six months ended
                       ------------------        ----------------
                            June 30,                 June 30,
                            --------                 --------
                        2006        2005         2006         2005
                    ----------- ------------ ------------ ------------
STATEMENTS OF
 OPERATIONS
 BY SEGMENT
Consumer Products:
Net sales           $2,135,072  $ 2,666,015  $ 4,714,122  $ 5,562,779
Cost of sales        1,458,638    1,754,912    3,393,394    3,552,900
                    ----------- ------------ ------------ ------------
  Gross profit         676,434      911,103    1,320,728    2,009,879
Other expenses
 (income):
  Operating
   expenses          1,383,948    1,982,955    3,073,650    3,906,507
  Interest/rental
   expense to Parent         -      245,546            -      459,727
  Other expense
   (income)            (41,245)     (63,475)     (82,730)    (102,253)
                    ----------- ------------ ------------ ------------
     Total other
      expenses       1,342,703    2,165,026    2,990,920    4,263,981
Net loss            $ (666,269) $(1,253,923) $(1,670,192) $(2,254,102)
                    =========== ============ ============ ============
Financial Services:
Net rental/interest
 income:
  Interest on loans $   61,345  $   417,850  $   276,390  $   877,085
  Rental income        219,976      496,239      528,638    1,031,088
  Interest/rental
   income from
   subsidiary                -      245,546            -      459,727
  Interest expense     (77,360)    (428,170)    (317,240)    (883,054)
                    ----------- ------------ ------------ ------------
    Total net
     rental/interest
     income            203,961      731,465      487,788    1,484,846
Other income:
  Other income          10,590        8,660       19,186       21,088
  Gain on sale of
   property            601,342            -    1,060,716      769,424
                    ----------- ------------ ------------ ------------
    Total other
     income            611,932        8,660    1,079,902      790,512
Other expenses:
  Loss on early
   extinguishment of
   indebtedness              -            -      289,034            -
  Depreciation
   expense on
   leased
   properties           38,252       93,916       95,710      195,674
  Other operating
   expenses            215,754      333,291      522,444      687,064
  Income tax
   expense                   -            -            -      206,203
                    ----------- ------------ ------------ ------------
     Total other
      expenses         254,006      427,207      907,188    1,088,941
Preferred stock
 dividends expense     226,276      226,276      452,551      452,551
                    ----------- ------------ ------------ ------------
Net income          $  335,611  $    86,642  $   207,951  $   733,866
                    =========== ============ ============ ============

STATEMENTS OF
 OPERATIONS -
 COMBINED
Net (loss) income:
  Consumer Products $ (666,269) $(1,253,923) $(1,670,192) $(2,254,102)
  Financial Services   335,611       86,642      207,951      733,866
                    ----------- ------------ ------------ ------------
Net (loss) income
 available to
 common
 shareholders       $ (330,658) $(1,167,281) $(1,462,241) $(1,520,236)

(Loss) Earnings Per
 Share -
 Basic and Diluted  $    (0.09) $     (0.31) $     (0.39) $     (0.41)
Average shares
 outstanding -
 Basic and Diluted   3,727,589    3,727,589    3,727,589    3,727,589

    CONTACT: The Middleton Doll Company
             Craig Bald, 262-369-8163